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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 22, 1996 and March 24, 1995, with respect to the Combined Financial Statements of Medo Industries, Inc., Medo Manufacturing Corp. and Medo Industries Canada, Ltd. for each of the three years in the period ended December 31, 1995, incorporated by reference in this Registration Statement on Form S-3 of Quaker State Corporation dated October 10, 1996.

                                           ERNST & YOUNG LLP



                                           /s/ Ernst & Young LLP


White Plains, New York

October 10, 1996.





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